                                                                   Exhibit 10.28


                               I.C.H. CORPORATION

                              EMPLOYMENT AGREEMENT

                                  JOHN A. BICKS

         THIS EMPLOYMENT AGREEMENT ("Agreement") is effective as of the 1st day of September, 1999, by and between I.C.H. Corporation ("ICH"), a Delaware corporation with offices at 9255 Towne Centre Drive, Suite 600, San Diego, CA 92121, and its subsidiaries, Sybra, Inc., a Michigan corporation ("Sybra"), Lyon's of California, Inc., a California corporation ("Lyons"), and Care Financial Corp., a Delaware corporation ("Care", and collectively, with ICH, Sybra and Lyons, the "Companies"), each with offices at c/o I.C.H. Corporation, 9255 Towne Centre Drive, Suite 600, San Diego, California 92121 and John A. Bicks, an individual residing at 1070 Park Avenue, New York, New York 10128 (the "Executive").

         WHEREAS, Executive has served as Executive Vice President and General Counsel and through such service, has acquired special and unique knowledge, abilities and expertise; and

         WHEREAS, ICH desires to continue to employ Executive as its Executive Vice President and General Counsel and to have Executive continue to serve as a member of the Board of Directors of ICH (the "ICH Board") and the other Companies desire to employ Executive in similar capacities and the Companies desire to employ Executive in such capacities with any future subsidiaries of the Companies and wish to be assured of his continued services on the terms and conditions hereinafter set forth; and

         WHEREAS, Executive desires to continue to be employed by ICH as its Executive Vice President and General Counsel and to serve as a member of the ICH Board, and by the other Companies and any future subsidiaries of the Companies in similar capacities and to perform and to serve the Companies on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises, agreements and covenants set forth herein, the parties hereto agree as follows:

         1. EMPLOYMENT.

                  (a) DUTIES. The Companies hereby agree to continue to employ Executive, and Executive hereby accepts such continued employment, as the Executive Vice President and General Counsel of ICH and agrees to serve as member of the ICH Board and as Executive Vice President and General Counsel and member of the Board of Directors of each of the other Companies. In his role as Executive Vice President and General Counsel of ICH and the other Companies, Executive shall be responsible for such duties and functions as may be directed from time to time by ICH's

Chief Executive Officer and each other respective Chief Executive Officer, provided, that such duties and functions are reasonable and customary for an Executive Vice President and General Counsel. Executive agrees that he shall, during the term of this Agreement, except during reasonable vacation periods, periods of illness and the like, devote substantially all his business time, attention and ability to his duties and responsibilities hereunder; PROVIDED, HOWEVER, that nothing contained herein shall be construed to prohibit or restrict Executive from (i) serving as a director of any corporation, with or without compensation therefor; (ii) serving in various capacities in community, civic, religious or charitable organizations or trade associations or leagues; or (iii) attending to personal business; PROVIDED, HOWEVER, that no such service or activity permitted in this Section 1(a) shall materially interfere with the performance by Executive of his duties hereunder. Executive shall report directly to ICH's Chief Executive Officer and each other respective Chief Executive Officer.

                  (b) TERM.

                           (i) Except as otherwise provided in this Agreement
to the contrary, the terms and conditions of this Agreement shall be and remain in effect during the period of employment (the "Employment Period") established under this Section 1(b). The initial Employment Period shall be for a term commencing on the date of this Agreement and ending on the third anniversary of the date of this Agreement; provided, however, that commencing on the first day after the date of this Agreement and on each day thereafter, the Employment Period shall be extended for one additional day so that a constant three (3) year Employment Period shall be in effect, unless (A) ICH (on its behalf and on behalf of the other Companies) or Executive elects not to extend the term of this Agreement by giving written notice to the other party in accordance with Sections 4(b) and 11 hereof, in which case, the term of this Agreement shall become fixed and shall end on the third anniversary of the date of such written notice ("Notice of Non-Renewal"), or (B) Executive's employment terminates hereunder.

                           (ii) Notwithstanding anything contained herein to
the contrary, (A) Executive's employment with the Companies may be terminated by ICH (on its behalf and on behalf of the other Companies) or Executive during the Employment Period, subject to the terms and conditions of this Agreement; and (B) nothing in this Agreement shall mandate or prohibit a continuation of Executive's employment following the expiration of the Employment Period upon such terms and conditions as ICH's Chief Executive Officer and Executive may mutually agree.

                           (iii) If Executive's employment with the Companies
is terminated, for purposes of this Agreement, the term "Unexpired Employment Period" shall mean the period commencing on the date of such termination and ending on the last day of the Employment Period.

                  (c) LOCATION/TRAVEL. Executive shall work at ICH's offices in New York, New York. Executive shall not be required to relocate from the New York City area during the Employment Period.

         2. COMPENSATION. Subject to the provisions of Section 7 hereof, the Companies shall each be responsible and have joint and several liability for all compensation and benefits owed to Executive under this Agreement. A reference to an ICH plan, program, obligation or commitment shall also be considered an obligation or commitment of each of the other Companies but shall not result in duplicate benefits being paid or provided to Executive.

                  (a) SALARY. Executive shall receive an annual base salary of Two Hundred Fifty Thousand Dollars ($250,000). The annual base salary payable to Executive pursuant to this Section 2(a), which may be increased but not decreased by ICH's Chief Executive Officer, shall be hereinafter referred to as the "Annual Base Salary" (it being understood that if and when such Annual Base Salary is increased, it may not be subsequently decreased below such new Annual Base Salary).

                  (b) ANNUAL BONUS.

                           (i) Executive shall be entitled to receive an
annual cash bonus, hereinafter referred to as the "Annual Bonus," based upon the performance of ICH and Executive as determined by ICH's Chief Executive Officer in consultation with the ICH Board. The target Annual Bonus payable to Executive for each fiscal year shall be an amount equal to at least forty percent (40%) of Executive's Annual Base Salary for such year.

                           (ii) Executive's Annual Bonus shall be paid to
Executive no later than forty five (45) days following the end of the period for which the bonus is being paid.

                  (c) REIMBURSEMENT OF BUSINESS EXPENSES. ICH shall reimburse Executive for all reasonable out-of-pocket expenses incurred by him during the Employment Period, including, but not limited to, all reasonable travel and entertainment expenses. Executive may only obtain reimbursement under this Section 2(c) upon submission of such receipts and records as may be required under the reimbursement policies established by ICH.

                  (d) ADDITIONAL BENEFITS; GENERAL RIGHTS. During the Employment Period, Executive shall be entitled to:

                           (i) participate in all employee stock option,
pension, savings, and other similar benefit plans of ICH and/or such other plans or programs of the other Companies as ICH may designate from time to time;

                           (ii) participate in all welfare plans established
by ICH such as life insurance, medical, dental, disability, and business travel accident plans and programs and/or such other plan or programs of the other Companies as ICH may designate from time to time. In addition, ICH shall reimburse Executive for (i) any premium costs Executive may incur with respect to the health insurance plan currently maintained by ICH (and which may be maintained by ICH from time to time) in which Executive (and his spouse and children) participates and (ii) for all other medical and dental expenses not covered by any medical or dental plan in which Executive (and his spouse and children) participates, including, without limitation, deductibles and out of pocket expenses;

                           (iii) a minimum Four Hundred dollars ($400) per
month parking/transportation allowance;

                           (iv) four (4) weeks paid vacation per year; and

                           (v) any other benefits provided by ICH to its
executive officers.

                  (e) WITHHOLDING. ICH and/or the other Companies, as the case may be, shall deduct from all compensation paid to Executive under this Agreement, any Federal, State or city withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Companies pursuant to Federal, State or city laws, rules or regulations.

         3. OPTION GRANT.

                  (a) (i) Executive has received options issued pursuant to ICH's 1997 Employee Stock Option Plan, as amended (the "Stock Option Plan") as follows (collectively, the "1998-1999 Options"):



------------------------- ------------------------ ------------------------ ------------------------------------------
       GRANT DATE            NUMBER OF SHARES       EXERCISE PRICE/SHARE                     VESTING
                                  GRANTED                    ($)

------------------------- ------------------------ ------------------------ ------------------------------------------


March 12, 1998            60,000                   3.4375                   25% installments on March 12, 1998,
                                                                            January 1, 1999, January 1, 2000 and
                                                                            January 1, 2001

------------------------- ------------------------ ------------------------ ------------------------------------------

September 1, 1998         10,000                   4.00                     25% installments on September 1, 1998,
                                                                            January 1, 1999, January 1, 2000 and
                                                                            January 1, 2001

------------------------- ------------------------ ------------------------ ------------------------------------------

February 15, 1999         10,000                   5.625                    25% installments on February 15, 1999,
                                                                            January 1, 2000, January 1, 2001 and
                                                                            January 1, 2002

------------------------- ------------------------ ------------------------ ------------------------------------------



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




------------------------- ------------------------ ------------------------ ------------------------------------------

May 7, 1999               35,000                   12.25                    25% installments on May 7, 1999, January
                                                                            1, 2000, January 1, 2001 and January 1,
                                                                            2002

------------------------- ------------------------ ------------------------ ------------------------------------------



The terms and conditions of each option grant set forth above are memorialized in written option grant agreements between ICH and Executive dated the dates thereof. Such 1998-1999 Options plus any additional options granted to Executive in the future (collectively referred to herein as the "Options") shall expire on the tenth anniversary of each respective grant date.

                      (ii) The Options were and are intended to qualify as incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); PROVIDED, HOWEVER, that to the extent that any Options do not satisfy the requirements of Section 422(b) of the Code either at the time of grant or before or after exercise, including, without limitation, upon disposition of the underlying stock acquired by the exercise of Options prior to the requisite holding period, they shall be treated as non-qualified stock options.

                  (b) In the event that Executive incurs taxable income as a result of any or all of his Options being treated as non-qualified options (I.E. Options have been exercised and the requirements of Section 422(b) of the Code have not been or are no longer met) (the "Taxable Event") as soon as practicable after a determination by ICH and Executive that the Options are non-qualified and a Taxable Event has occurred, ICH shall make an additional single sum cash payment to Executive in an amount equal to thirty percent (30%) of Executive's taxable income resulting from the Taxable Event. Such payment shall only be made in the event Executive's employment with ICH has not terminated for Cause within the meaning of Section 4(a)(i) of this Agreement.

                  (c) Notwithstanding any provisions in an Option grant agreement to the contrary, upon termination of his employment for any reason, Executive shall have the right to exercise his Options at any time through the tenth anniversary of the grant date of such Options. Executive understands that the effect of exercising any incentive stock options on a day that is more than ninety (90) days after the date of termination of employment (or, in the case of a termination of employment on account of death or disability, on a day that is more than one (1) year after the date of such termination) shall be to cause such incentive stock options to be treated as non-qualified stock options.

                  (d) In the event ICH issues additional shares of Common
Stock and/or any class of stock convertible into Common Stock and/or any other security convertible into Common Stock (including, without limitation, options and warrants which may be granted to individuals or entities other than employees and directors but excluding (i) the exercise of any currently outstanding options or warrants, (ii) any future grants of options, but only to the extent such grants relate to shares of Common Stock currently authorized to be granted under the Stock Option Plan or the ICH 1997 Director Stock Option Plan (collectively, the "Option Plans") (I.E. any options that may be granted by virtue of an increase in the number of shares of Common Stock currently authorized under the Option Plans shall not be excluded) and (iii) the exercise of any of such options) at any time during the Employment Period and prior to Executive's termination of employment and in connection with a public or private equity offering or in connection with an acquisition (the "Issuance"), Executive shall be granted additional stock options and/or provided with a loan to purchase Common Stock, as determined by ICH's Chief Executive Officer, in an amount equal to three and one-half percent (3.5%) of the number of shares issued pursuant to such Issuance. The foregoing notwithstanding, in the event ICH repurchases any shares of Common Stock, stock convertible into shares of Common Stock and/or any other security convertible into shares of Common Stock, the anti-dilution provisions set forth in this Section 3(d) shall not apply until an equal number of such shares of Common Stock, stock convertible into shares of Common Stock and/or other securities convertible into shares of Common Stock are first reissued by ICH. In addition, equitable adjustments shall be made to such anti-dilution provisions in the event ICH effectuates a stock split, reverse stock split, stock dividend or other recapitalization transaction.

                  (e) To the extent any Options are not vested upon a "Change in Control" of ICH, such unvested Options shall become fully vested and immediately exercisable upon a "Change in Control" of ICH (whether or not such Change in Control is approved of by the Continuing Directors of ICH (as defined in the Rights Agreement between ICH and Mid-America Bank of Louisville and Trust Company dated as of February 19, 1997 and amended as of February 10, 1998)). A "Change in Control" of ICH shall be deemed to have occurred upon the happening of any of the following events:

                           (i) approval by the ICH Board or stockholders of ICH of a transaction that would result in the reorganization, merger, or consolidation of ICH with one or more other "Persons" within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act"), other than a transaction following which:

                                    (A) at least seventy-one percent (71%)
                                    of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange
                                    Act) in substantially the same relative
                                    proportions by Persons who, immediately
                                    prior to such transaction, beneficially
                                    owned (within the meaning of Rule 13d-3
                                    promulgated under the Exchange Act) at least seventy-one percent (71%) of the outstanding equity ownership interests in ICH; and

                                    (B) at least seventy-one percent (71%)
                                    of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange
                                    Act) in substantially the same relative
                                    proportions by Persons who, immediately
                                    prior to such transaction, beneficially
                                    owned (within the meaning of Rule 13d-3
                                    promulgated under the Exchange Act) at least seventy-one percent (71%) of the securities entitled to vote generally in the election of directors of ICH;

                           (ii) the acquisition of all or substantially all of the assets of ICH;

                           (iii) a complete liquidation or dissolution of ICH, or approval by the stockholders of ICH of a plan for such liquidation or dissolution;

                           (iv) the occurrence of any event in the nature of an event described in this Section 3(e) if, immediately following such event, at least seventy-five percent (75%) of the members of the ICH Board do not belong to any of the following groups:

                                    (A) individuals who were members of the
                                    ICH Board on the date of this Agreement; or

                                    (B) individuals who first became members of the ICH Board after the date of this Agreement either:

                                             (I) upon election to serve as
                                             a member of the ICH Board by
                                             affirmative vote of three-quarters
                                             of the members of such ICH Board,
                                             or of a nominating committee
                                             thereof, in office at the time of
                                             such first election; or

                                             (II) upon election by the
                                             stockholders of ICH to serve as a
                                             member of the ICH Board, but only
                                             if nominated for election by
                                             affirmative vote of three-quarters
                                             of the members of the ICH Board, or
                                             of a nominating committee thereof,
                                             in office at the time of such first
                                             nomination; provided, however, that
                                             such individual's election or
                                             nomination did not result from an
                                             actual or threatened election
                                             contest (within the meaning of Rule
                                             14a-11 of Regulation 14A
                                             promulgated under the Exchange Act)
                                             or other actual or threatened
                                             solicitation of proxies or consents
                                             (within the meaning of Rule 14a-11
                                             of Regulation 14A promulgated under
                                             the Exchange Act) other than by or
                                             on behalf of the ICH Board.

                           (v) in a single transaction or a series of related transactions, one or more other Persons, other than an employee benefit plan sponsored by ICH, becomes the "beneficial owner," as such term is used in Section 13 of the Exchange Act, of shares of Common Stock of ICH (including newly issued shares) which equal thirty percent (30%) or more of the issued and outstanding shares of Common Stock of ICH prior to such person or persons becoming such a "beneficial owner."

         (f) In the event of a conflict between the terms of any Option grant agreement or the Stock Option Plan and this Agreement, the terms of this Agreement shall control.

         4. TERMINATION OF EMPLOYMENT; EVENTS OF TERMINATION.

                  (a) Executive's employment hereunder may be terminated during the Employment Period under the following circumstances:

                           (i) CAUSE. Executive's employment hereunder shall terminate for "Cause" ten days after the date ICH shall have given Executive notice of the termination of his employment for "Cause". For purposes of this Agreement, "Cause" shall mean (A) the commission by Executive of fraud, embezzlement or an act of serious, criminal moral turpitude against any of the Companies; (B) the commission of an act by Executive constituting material financial dishonesty against any of the Companies; or (C) Executive's gross neglect in carrying out his material duties and responsibilities under this Agreement which has a material adverse effect on any of the Companies and which is not cured within thirty (30) days subsequent to written notice from ICH to Executive of such breach.

                           (ii) DEATH. Executive's employment hereunder shall terminate upon his death.

                           (iii) DISABILITY. Executive's employment hereunder shall terminate ten days after the date on which ICH shall have given Executive notice of the termination of his employment by reason of his physical or mental incapacity or disability on a permanent basis. For purposes of this Agreement, Executive shall be deemed to be physically or mentally incapacitated or disabled on a permanent basis if ICH's Chief Executive Officer determines he is unable to perform his duties hereunder for a period exceeding six (6) months in any twelve (12) month period.

                           (iv) GOOD REASON. Executive shall have the right to terminate his employment for "Good Reason." This Agreement shall terminate effective immediately on the date Executive shall have given ICH's Chief Executive Officer notice of the termination of his employment with ICH for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean (A) any material and substantial breach of this Agreement by any of the Companies, (B) a diminution of Executive's responsibilities, loss of title or position in which Executive currently serves, failure to reelect Executive to the ICH Board or the Board of Directors of any of the other Companies, but not including the loss of responsibilities and title associated with any of the Companies other than ICH upon the sale of the stock or substantially all of the assets of such other Company, (C) a Change in Control occurs and Executive voluntarily quits at any time within the six (6) month period on or immediately following the Change in Control, (D) ICH issues a Notice of Non-Renewal to Executive, (E) a reduction in Executive's Annual Base Salary or a material reduction in other benefits (except for bonuses or similar discretionary payments) as in effect at the time in question, or any other failure by the Companies to comply with Sections 2 and 3, hereof,
                           (F) the relocation of Executive's office outside the New York City area, or (G) this Agreement is not assumed by a successor to ICH.

                           (v) WITHOUT CAUSE. ICH shall have the right to terminate Executive's employment hereunder without Cause subject to the terms and conditions of this Agreement. In such event, this Agreement shall terminate, effective immediately upon the date on which ICH shall have given Executive notice of the termination of his employment for reasons other than for Cause or due to Executive's Disability.

                           (vi) WITHOUT GOOD REASON. Executive shall have the right to terminate his employment hereunder without Good Reason subject to the terms and conditions of this Agreement. This Agreement shall terminate, effective immediately upon the date as of which Executive shall have given ICH's Chief Executive Officer notice of the termination of his employment without Good Reason.

                   (b) NOTICE OF TERMINATION. Any termination of Executive's employment by ICH or any such termination by Executive (other than on account of death) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. In the event of the termination of Executive's employment on account of death, written Notice of Termination shall be deemed to have been provided on the date of death.

         5. PAYMENTS UPON TERMINATION.

                  (a) WITHOUT CAUSE, FOR GOOD REASON, DEATH OR DISABILITY.
If Executive's employment is terminated by ICH without Cause (pursuant to Section 4(a)(v)), by Executive for Good Reason (pursuant to Section 4(a)(iv)), due to death of Executive (pursuant to Section 4(a)(ii)), or by ICH due to Executive's Disability (pursuant to Section 4(a)(iii)), Executive, or in the case of Executive's Death or Disability, Executive's legal representative estate or beneficiaries, as the case may be, shall be entitled to receive from ICH (i) a lump sum payment in an aggregate amount equal to three (3) times the sum of
(A) then current Annual Base Salary and (B) the average of all bonuses, including, without limitation, Executive's Annual Bonus, earned by or paid to Executive during the two (2) immediately preceding full fiscal years of employment ending prior to the date of termination (the "Severance Payment");
(ii) any bonuses which have been earned but not been paid prior to such termination ("Prior Bonus Payment") and (iii) reimbursement of expenses incurred prior to date of termination (the "Expense Reimbursement"). The aforesaid amounts shall be payable in cash without discount for early payment, at the option of Executive, either in full immediately upon such termination or monthly over the Unexpired Employment Period (the "Payment Election"). In addition, (x) Executive's fringe benefits specified in Section 2 shall continue through the end of the Unexpired Employment Period, provided, however, that such benefits which may not continue pursuant to law, such as participation in a qualified pension plan, shall terminate on the date of termination and further provided, that Executive shall be entitled to COBRA continuation coverage and to continue the applicable life insurance policies thereafter, at his cost ("Fringe Benefit Continuation); and (y) all outstanding Options which are not vested as of the date of termination, if any, shall upon such date of termination vest and become immediately exercisable in accordance with the terms of the Option grant agreements and this Agreement ("Vested Options").

                  In the event Executive terminates his employment within the six month period on or immediately following a Change in Control which constitutes a termination for Good Reason under this Agreement pursuant to
Section 4(a)(iv)(C), Executive shall be entitled to receive from ICH an additional lump sum cash payment in an amount sufficient to pay any excise taxes which may be imposed on Executive pursuant to Section 4999 of the Code (or any successor provisions) plus any excise or income tax liability on the gross up payment itself so that on a net after tax basis Executive shall be in the same position as if the excise tax under Section 4999 of the Code (or any successor provisions) had not been imposed.


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

                  In the event Executive is terminated by ICH without Cause or due to Executive's Disability, or Executive terminates his employment with ICH for Good Reason, Executive shall have no duty to mitigate the amount of the payment received pursuant to this Section 5(a), it being understood that Executive's acceptance of other employment shall not reduce ICH's or the other Companies' obligations hereunder.

                  (b) TERMINATION WITH CAUSE OR VOLUNTARY QUIT. If ICH terminates Executive's employment for Cause (pursuant to Section 4(a)(i)) or in the event Executive voluntarily terminates his employment without Good Reason (pursuant to Section 4(a)(vi)) ("Voluntary Quit"), Executive shall be entitled to his Annual Base Salary through the date of the termination of such employment and Executive shall be entitled to any bonuses which have been earned but not paid prior to such termination. Executive shall not be entitled to any other bonuses. Executive's additional benefits specified in Section 2 shall terminate at the time of such termination. Additionally, Executive shall be entitled to all Options that have vested as of the date of such termination. All outstanding Options, which have not vested, if any, as of date of such termination shall be forfeited, and if the termination is for Cause, no further payments pursuant to
Section 3(b) shall be made to Executive.

                  (c) TERMINATION BY ICH UPON CHANGE IN CONTROL. If ICH terminates Executive's employment for any reason in connection with a Change in Control which is not approved by the Continuing Directors of ICH, Executive shall receive from ICH in one lump sum, payable on the consummation of the Change in Control an amount equal to the Severance Payment, the Prior Bonus Payment and the Expense Reimbursement. The aforesaid amount shall be payable in cash without discount for early payment on the consummation of such Change in Control. Executive shall be entitled to his Vested Options and Executive (and his spouse and children) shall be entitled to Fringe Benefit Continuation. In addition to the aforesaid cash payment, ICH shall pay Executive, on the consummation of the Change in Control, in one lump sum, a cash payment in an amount sufficient to pay any excise taxes which may be imposed on Executive pursuant to Section 4999 of the Code (or any successor provisions) plus any excise or income tax liability on the gross up payment itself so that on a net after tax basis Executive shall be the same as if the excise tax under Section 4999 of the Code (or any successor provisions) had not been imposed.

                  In the event Executive is terminated by ICH in connection with a Change in Control which is not approved by the Continuing Directors of ICH, Executive shall have no duty to mitigate the amount of the payment received pursuant to this Section 5(c), it being understood that Executive's acceptance of other employment shall not reduce the Companies obligations hereunder.

                  (d) VESTING TRUST. At Executive's option, the Companies shall establish a vesting trust into which the Companies shall, to the extent economically feasible, contribute and/or pledge assets to secure their severance obligations to Executive under this Agreement.


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

         6. SUCCESSORS AND ASSIGNS.

                  (a) This Agreement shall be binding upon and inure to the benefit of ICH, its successors and assigns. ICH shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all its assets to expressly assume and agree to perform this Agreement in the same manner and to the same extent ICH would be required to perform if no such succession had taken place.

                  (b) Executive agrees that this Agreement is personal to him and may not be assigned by him other than by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representative.

         7. JOINT AND SEVERAL LIABILITY.

                  (a) NO DUPLICATION OF PAYMENTS. The Companies shall be jointly and severally liable for any amounts payable to Executive under this Agreement. Any amounts payable to Executive shall be paid in the first instance by ICH, and to the extent not paid by ICH shall be paid by the other Companies. In no event shall any amount payable pursuant to this Agreement be paid by ICH and any other Company, or any two or more Companies and Executive shall not be entitled to receive duplicate benefits or payments under any of the provisions of this Agreement.

                  (b) NEW SUBSIDIARIES. Any subsidiary of the Companies that is formed or acquired on or after the date hereof shall be required to become a signatory to this Agreement and shall become jointly and severally liable with the Companies for the obligations hereunder.

                  (c) SALE OF SUBSIDIARIES. Upon the sale of the stock or substantially all of the assets of any subsidiary of the Companies, which is approved by the ICH Board, such subsidiary shall be automatically released from its obligations hereunder and shall not be considered as having any continuing liability for the obligations hereunder, and Executive shall be released from his obligations to such subsidiary hereunder.

         8. GOVERNING LAW. This Agreement shall be construed in accordance with, and its validity, interpretation, performance and enforcement and shall be governed by, the laws of the State of New York without regard to conflicts of law principles thereof. Each of the parties hereto hereby (a) irrevocably and unconditionally submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York County, New York in any action or proceeding arising out of or relating to this Agreement, (b) irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding, and (c) irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process by certified mail to such party and its counsel at their respective addresses specified in Section 11 hereof.

         9. ENTIRE AGREEMENT.

                  (a) This instrument contains the entire understanding and agreement among the parties relating to the subject matter hereof, except as otherwise referred to herein, and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

                  (b) Neither this Agreement nor any provisions hereof may be waived or modified, except by an agreement in writing signed by the party(ies) against whom enforcement of any waiver or modification is sought.

         10. PROVISIONS SEVERABLE. In case any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, or to any extent, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         11. NOTICES. Any notice required or permitted to be given under the provisions of this Agreement shall be in writing and delivered by courier or personal delivery, facsimile transmission (to be followed promptly by written confirmation mailed by certified mail as provided below) or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to ICH or any of the other Companies:

                  ICH Corporation
                  9255 Towne Centre Drive
                  Suite 600
                  San Diego, California  92121
                  Attention:  Chief Executive Officer
                  Facsimile Number:  (858) 638-2083

         With a copy to:

                  Christopher J. Sues, Esq.
                  c/o Pryor Cashman Sherman & Flynn LLP
                  410 Park Avenue
                  New York, New York 10022
                  Facsimile Number:  (212) 326-0806

         If to Executive:

                  John A. Bicks, Esq.
                  1070 Park Avenue
                  New York, New York  10128
                  Facsimile Number:  (212) 876-2908

If delivered personally, by courier or facsimile transmission (confirmed as aforesaid and provided written confirmation and receipt is obtained by the sender), the date on which a notice is delivered or transmitted shall be the date on which such delivery is made. Notices given by mail as aforesaid shall be effective and deemed received upon the date of actual receipt or upon the third business day subsequent to deposit in the U.S. mail, whichever is earlier. Either party hereto may change its or his address specified for notices herein by designating a new address by notice in accordance with this Section 11.

         12. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and both of which taken together shall constitute one and the same agreement.


             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

         IN WITNESS WHEREOF, the Companies and Executive have executed this Agreement as of the date first above written.


EXECUTIVE                                        ICH CORPORATION

    /s/                                              /s/
-------------------------------                  -------------------------------
JOHN A. BICKS                                    NAME:  James R. Arabia
                                                 TITLE: Chairman and
                                                         Chief Executive Officer


                                                 SYBRA, INC.

                                                     /s/
                                                 -------------------------------
                                                 NAME:  James R. Arabia
                                                 TITLE: Chairman and
                                                         Chief Executive Officer


                                                 LYON'S OF CALIFORNIA, INC.

                                                     /s/
                                                 -------------------------------
                                                 NAME:  James R. Arabia
                                                 TITLE: Chairman and
                                                         Chief Executive Officer


                                                 CARE FINANCIAL CORP.

                                                     /s/
                                                 -------------------------------
                                                 NAME:  James R. Arabia
                                                 TITLE: Chairman and
                                                         Chief Executive Officer